Exhibit 5.1

1185 Avenue of the Americas
New York, New York 10036-4003
www.kslaw.com

Direct Fax: 212-556-2222

May 13, 2005

Consolidated Communications Illinois Holdings, Inc.
121 South 17th Street
Mattoon, Illinois 61938-3987

Ladies and Gentlemen:

     We have acted as counsel to Consolidated Communications Illinois Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance and sale by the Company and the sale by those selling stockholders of the Company named in the Registration Statement (the “Selling Stockholders”) of shares (including shares subject to an over-allotment option) of the Company’s Class A common stock, $0.01 par value per share (together with any additional shares of Class A common stock that may be issued by the Company in accordance with Rule 462(b) (as prescribed by the Commission under the Act) in connection with the offering described in the Registration Statement, the “Shares”).

     In our capacity as such counsel, we have examined (1) the Registration Statement, (2) a specimen certificate evidencing the Class A common stock, (3) the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), (4) the Company’s Amended and Restated Bylaws (the “Bylaws”) and (5) the Reorganization Agreement, among the Company, Consolidated Communications Texas Holdings, Inc., Homebase Acquisition, LLC and the equity holders named therein, the latter four of which have been or will be filed with the Commission as exhibits to the Registration Statement.

     We have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly. We have relied, as to the matters set forth therein, on certificates and telegrams of public officials and representatives of the Company.

ATLANTA · HOUSTON · LONDON · NEW YORK · WASHINGTON, D.C.

Consolidated Communications Illinois Holdings, Inc.
May 13, 2005

     Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	When the Charter has been filed with the Secretary of State of the State of Delaware, and upon payment for and delivery of the Shares to be sold by the Company (the “Company Shares”) in accordance with the applicable definitive underwriting agreement approved by the Board, the Company Shares will be validly issued, fully paid and nonassessable.

2.	When the Charter has been filed with the Secretary of State of the State of Delaware, the Shares to be sold by the Selling Stockholders will be validly issued, fully paid and nonassessable.

     This opinion is limited in all respects to the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, to the reference to our firm under the caption “Validity of Class A Common Stock” in the prospectus constituting part of the Registration Statement and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the offering described in the Registration Statement.

Very truly yours,

/s/ King & Spalding LLP